UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10101 S. Robert Road, Suite 209
Palos Hills, Illinois	60465
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 718-705-8770

_____________________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2025, Brooqly, Inc., doing business as Dynamic Aerospace Systems (“DAS”), entered into a Memorandum of Understanding (the “MOU”) with Drops Smart Hubs (“Drops”), a Greece-based developer of autonomous smart hub infrastructure for drone operations. The MOU sets forth a non-binding framework for a strategic collaboration between the parties aimed at advancing drone logistics technologies and infrastructure in Greece and select U.S. locations.

Under the MOU, Drops will serve as the exclusive supplier and distributor of DAS’s unmanned aerial vehicles to local UAV operators throughout Greece. DAS will provide training, integration support, and ongoing maintenance for its drone technologies. The companies will collaborate to integrate DAS’s autonomous delivery platform, Dynamic Deliveries, with Drops’ smart hub infrastructure. This includes operational planning for the use of Drops’ hubs as pick-up, drop-off, and service nodes for last-mile autonomous drone delivery.

The parties also intend to negotiate a mutually beneficial revenue-sharing model and collaborate on marketing initiatives to promote autonomous logistics solutions across Greece. A pilot program will be launched in Greece to assess the performance and scalability of this integrated platform. The MOU includes provisions regarding intellectual property ownership, exclusivity, compliance with aviation and data privacy laws, and shared performance metrics. The term of the MOU is one year, and either party may terminate with 60 days’ written notice.

A copy of the executed MOU is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 7.01 Regulation FD Disclosure.

On May 7, 2025, Drops issued a press release announcing the signing of the MOU with DAS. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statement

This Current Report on Form 8-K and the exhibits furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the Memorandum of Understanding, the potential for commercial integration of drone technologies, the development of last-mile delivery networks, and the parties' future collaborative efforts. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described. Factors that may cause actual results to differ include, but are not limited to, the ability of the parties to finalize definitive agreements, operational and regulatory challenges, and changes in market conditions. The Company undertakes no obligation to update any forward-looking statements contained in this report, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)
10.1	Memorandum of Understanding, dated May 6, 2025 by and between Dynamic Aerospace Systems and Drops Smart Hubs
99.1	Press Release on Memorandum of Understanding, dated May 7, 2025 by and between Drops Smart Hubs and Dynamic Aerospace Systems, released by Drops Smart Hubs

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrooQly Inc., DBA Dynamic Aerospace Systems

/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board
Date: May 7, 2025

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